UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 18, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries entered into a third amendment (the “Third Amendment”) to the Amended and Restated Forbearance and Modification Agreement, dated as of September 15, 2005, with CapitalSource Finance LLC (“CapitalSource”), the lender under its Revolving Credit Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”). The Third Amendment is attached hereto as Exhibit 10.1. Pursuant to the Third Amendment, CapitalSource has agreed until December 9, 2005 (the “Forbearance Termination Date”) to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s prior noncompliance with certain of the terms of the Credit Agreement.

ITEM 8.01. Other Events.

The Company has been served with a derivative law suit alleging various claims, including breach of fiduciary duty, against certain former and current officers and directors of the Company, and the Company’s former auditors, nominally and derivatively on behalf of the Company. The allegations are directly related to the matters previously reported by the Company and materially similar to those contained in the previously disclosed class action lawsuits. The plaintiffs seek to recover largely compensatory damages from the named defendants on behalf of the Company. The Company is named as a nominal defendant in the action.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Third Amendment to the Amended and Restated Forbearance and Modification Agreement, dated as of November 18, 2005.

99.1	Complaint filed in Timothy Strunkor, et al. v. World Health Alternatives, Inc., et al., in the Western District of Pennsylvania, dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ M. Benjamin Jones
M. Benjamin Jones, Restructuring Officer

Date: November 22, 2005